Exhibit 99.1

        Knology Reports Record Revenue and EBITDA in Second Quarter 2005

    WEST POINT, Ga.--(BUSINESS WIRE)--Aug. 1, 2005--Highlights of the second quarter:

    -- Revenue increased to $57.3 million, the highest in the company's history.

    -- EBITDA, as adjusted, increased to $12.0 million, representing a 22% increase from the previous quarter and an all-time high for the company.

    -- Continued strong net connection growth with the achievement of 7,927 additions, including increases in video, voice and data net connections. The 7,927 additions represent the highest second quarter net connections since 2002.

    -- Average monthly connection churn of 2.9% during the second quarter of 2005 representing an improvement of 50 basis points compared to churn of 3.4 % in the same period one year ago.

    -- Significantly improved the company's liquidity position with the completion of a $305 million debt refinance transaction (including an unused $25 million revolver) and the closing of $9.2 million in private equity funding.

    Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the second quarter ended June 30, 2005. Total revenue for the second quarter of $57.3 million compared to revenue of $55.0 million for the previous quarter and $52.7 million for the same period one year ago. The second quarter revenue represented the highest quarterly revenue in the history of the Company. Knology reported EBITDA, as adjusted of $12.0 million for the second quarter of 2005, also representing an all-time high for the company. EBITDA, as adjusted was $9.8 million in the previous quarter and $9.1 million in the second quarter of 2004.
    Knology reported a net loss attributable to common stockholders for the second quarter of 2005 of $15.6 million or $0.66 per share, compared with a net loss of $16.9 million, or $0.71 per share for the previous quarter and $18.7 million, or $0.79 per share for the second quarter of 2004.
    Total connections increased 7,927 for the second quarter of 2005 to 414,341 as of quarter end. The increase in connections included growth in all three service offerings. The company added 3,851 data connections, 3,774 voice connections and 302 video connections during the quarter. Average monthly connection churn of 2.9% during the second quarter of 2005 represented an improvement of 50 basis points compared to churn of 3.4 % in the same period one year ago.
    "The second quarter was a busy and extremely productive period for the Company. We continued to build upon the momentum established during previous quarters, making significant achievements with the solid growth in net connections and revenue, including our Pinellas operation, and posting a record $12 million EBITDA quarter," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We are excited about our ability to complement the operational success of the business with significant improvement in our liquidity position. We look forward to the coming quarters as we maintain focus on executing the business plan, serving our customers and building shareholder value."
    In May 2005, Knology closed on a convertible preferred private equity transaction. The Company issued to new and certain existing shareholders, an aggregate of 920,000 shares of Series AA preferred stock at a purchase price of $10 per share for total proceeds of $9.2 million. In addition, the Company completed a $305 million debt refinance transaction significantly improving its liquidity position and extending debt maturities through 2011. The debt refinance transaction closed on June 29, 2005. In connection with the closing, the Company fully repaid its two credit facilities and issued a 30 day call notice to repay the outstanding senior notes on July 29, 2005. As of June 30, 2005, the Company held approximately $241.7 million in escrow to repay the senior notes and unpaid accrued interest through July 29, 2005. Knology's June 30, 2005 balance sheet reflects the funds held in escrow as restricted cash and the senior notes as a current liability.
    Robert K. Mills, Chief Financial Officer of Knology, Inc. added "We have been successful in our efforts to improve the company's balance sheet and liquidity position with the closing of the recent debt and equity financing transactions. The closing of the pending sale of our network assets in Cerritos, California will further enhance our liquidity position."


Second Quarter Key Operating Metrics
                                                      %Change %Change
                            Q2         Q1       Q2     vs. Q1  vs. Q2
                           2005       2005     2004     2005    2004
                          -------   --------  -------  ------  ------
Constructed Homes
 Passed                   953,021    947,828  934,437   0.5%    2.0%
Marketable Homes
 Passed                   745,406    742,812  731,187   0.3%    1.9%

Connections
 Video                    173,268    172,966  168,031   0.2%    3.1%
 Voice
  On-Net                  137,604    133,847  121,819   2.8%   13.0%
  Off-Net                   6,096      6,079    6,040   0.3%    0.9%
                          -------   --------  -------  ------  ------
    Total Telephone       143,700    139,926  127,859   2.7%   12.4%
 Data                      97,373     93,522   77,174   4.1%   26.2%

Total On-Net
 Connections              408,245    400,335  367,024   2.0%   11.2%
Total Connections         414,341    406,414  373,064   2.0%   11.1%

Residential
 Connections              373,200    366,688  336,705   1.8%   10.8%
Business Connections       41,141     39,726   36,359   3.6%   13.2%

Average Monthly
 Revenue Per
 Connection                $46.57     $45.99   $46.83
Average Monthly
 Connection Churn             2.9%       2.5%     3.4%


    Note: The Company's Cerritos, CA business is treated as discontinued operations. The Cerritos operating statistics have been excluded from the above historical data.
    For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the quarter which will be broadcast live over the Internet, on Tuesday, August 2, 2005 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology's Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology's website at www.knology.com or www.earnings.com for approximately 30 days. Also, following the conclusion of the call, a telephonic replay will be available through midnight on Tuesday, August 9, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. #7661545.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.
    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. While we have entered into a definitive agreement to sell our network assets in Cerritos, California, this transaction may not be completed or completed in a timely manner. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2004, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements.

    Definitions of Non-GAAP Financial and Operating Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.
    In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; expenses associated with special litigation and capital markets activities; non-cash stock-based compensation; one time severance expense; gain on adjustment of warrants to market; income from discontinued operations; loss on extinguishment of debt; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three and six month periods ended June 30, 2004 and 2005 is attached to this press release.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    --  Average Monthly Connection Churn - The Average Monthly
        Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.


                             Knology, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)

                 (In Thousands, Except Per Share Data)

                           Three Months Ended     Six Months Ended
                                June 30,              June 30,
                         --------------------- ---------------------
                             2005       2004       2005      2004
                         ---------- ---------- ---------- ----------
Operating Revenues:
     Video                  $25,601    $24,304   $50,336    $49,719
     Voice                   19,395     18,368    38,300     36,416
     Data and Other          12,276     10,063    23,666     20,394
                         ---------- ---------- ---------- ----------

Total Revenue                57,272     52,735   112,302    106,529

Cost of services             16,567     15,104    32,679     30,888
Selling, general
 and administrative
 expenses                    29,349     30,641    59,053     60,505
Depreciation and
 amortization                18,657     18,313    37,296     37,574
                         ---------- ---------- ---------- ----------

Operating loss               (7,301)   (11,323)  (16,726)   (22,438)

Interest income                  88        180       292        339
Interest expense             (7,962)    (7,741)  (15,805)   (15,524)
Loss on extinguishment
 of debt                       (544)         0      (544)         0
Gain on adjustment of
 warrant to market               42        198       181        419
Other (expense)
 income, net                    139         12       141        164
                         ---------- ---------- ---------- ----------

   Loss from continuing
     operations             (15,538)   (18,674)  (32,461)   (37,040)
   Income from
     discontinued
     operations                  47         10        92         10
                         ---------- ---------- ---------- ----------

Net loss                   $(15,491)  $(18,664) $(32,369)  $(37,030)
                         ========== ========== ========== ==========
Preferred stock
 dividend                       (71)         0        (71)         0
                         ---------- ---------- ---------- ----------
Net loss attributable
 to common stockholders    $(15,562)  $(18,664)  $(32,440)  $(37,030)
                         ========== ========== ========== ==========

Basic and diluted net
 loss per share att.
 to common stockholders     $(0.66)    $(0.79)    $(1.37)    $(1.57)
                         ========== ========== ========== ==========

Weighted average
 shares outstanding      23,697,787 23,685,080 23,697,787 23,618,645
                         ========== ========== ========== ==========


                             Knology, Inc.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                            (In Thousands)

ASSETS                                      6/30/05      12/31/04
                                          ----------    ----------

Current assets:
Cash and cash equivalents                 $    6,610    $    6,082
Restricted cash                              244,235         7,365
Short term investments                             0        12,625
Accounts receivable customers, net            18,215        18,924
Prepaid expenses and other                     2,125         2,735
Assets of business held for sale                 905           887
                                          ----------    ----------
     Total current assets                    272,090        48,618

Property, plant & equipment, net             303,518       326,499
Investments                                    1,243         1,243
Goodwill, intangible assets and other         50,973        42,227
                                          ----------    ----------

     Total assets                         $  627,824    $  418,587
                                          ==========    ==========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Current portion of long-term debt         $  239,203           179
Accounts payable                              15,574        20,428
Accrued liabilities                           15,048        12,199
Unearned revenue                              12,846        11,841
Liabilities of business held for sale            696           770
                                          ----------    ----------
     Total current liabilities               283,367        45,417

Notes payable                                280,248        49,438
Senior unsecured notes                             0       237,096
Warrants                                         173           354
Unamortized investment tax credit                  6            13
                                          ----------    ----------
     Total liabilities                       563,794       332,318

Convertible preferred Stock                    9,271             0

Common stock                                     237           237
Additional paid in capital                   560,311       559,451
Accumulated deficit                         (505,789)     (473,419)
                                          ----------    ----------
     Total stockholders' equity               54,759        86,269
                                          ----------    ----------
         Total liabilities and
          stockholders' equity            $  627,824    $  418,587
                                          ==========    ==========


                             Knology, Inc.
           Reconciliation of EBITDA, As Adjusted to Net Loss
                              (Unaudited)

                            (In Thousands)

                               Three     Three       Six        Six
                               months    months     months     months
                               ended     ended      ended      ended
EBITDA, as adjusted           June 30,  June 30,   June 30,   June 30,
 reconciliation                 2005      2004       2005       2004
----------------------------------------------------------------------

Net loss                     $(15,491) $(18,664)  $(32,369)  $(37,030)
Depreciation and
 amortization                  18,657    18,313     37,296     37,574
Expenses associated with
 capital markets activities         0       235         62        647
Non-cash stock-based
 compensation                     605     1,805        931      2,282
Special litigation fees and
 one-time severance                49        23        262         23
Interest expense, net           7,874     7,561     15,513     15,185
Gain on adjustment of
 warrants to market               (42)     (198)      (181)      (419)
Loss on extinguishment
 of debt                          544         0        544          0
Discontinued operations
 and other                       (186)      (22)      (233)      (174)
                            ---------  --------  ---------  ---------
EBITDA, as adjusted         $  12,010  $  9,053  $  21,825  $  18,088
                            =========  ========  =========  =========


    CONTACT: Knology, Inc.
             Rob Mills, 706-645-8970
             rob.mills@knology.com